Exhibit 22

Guarantor Subsidiaries of Meritor, Inc.

The following subsidiaries, as of January 2, 2022, irrevocably and unconditionally guarantee amounts outstanding under the company’s senior secured revolving credit facility and the senior unsecured notes outstanding under its indentures on a joint and several basis:

Arvin Holdings Netherlands B.V.
Arvin Technologies, Inc.
ArvinMeritor Filters Operating Co., LLC
ArvinMeritor Limited
ArvinMeritor OE, LLC
Arvinmeritor Sweden AB
ArvinMeritor Technology, LLC
AxleTech International IP Holdings, LLC
CAX Intermediate, LLC
CAX Holdings, LLC
Meritor Cayman Islands, Ltd.
Meritor Electric Vehicles, LLC
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC
Meritor Heavy Vehicle Systems, LLC
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.
Meritor Heavy Vehicle Systems (Venezuela), Inc.
Meritor Holdings, LLC
Meritor, Inc., a Nevada Corporation
Meritor Industrial Aftermarket, LLC
Meritor Industrial France, LLC
Meritor Industrial Holdings, LLC
Meritor Industrial Holdings Brazil, LLC
Meritor Industrial Holdings France, LLC
Meritor Industrial Acquisition Holdings, LLC
Meritor Industrial International Holdings, LLC
Meritor Industrial Overseas Services, LLC
Meritor Industrial Products, LLC
Meritor International Holdings, LLC
Meritor Luxembourg S.A.R.L.
Meritor Management Corp.
Meritor Netherlands, B.V.
Meritor Specialty Products, LLC
Meritor Technology, LLC
Transportation Power, LLC